Exhibit 99.1

Zeo Energy Corp. Reports Second Quarter 2024 Financial Results

NEW PORT RICHEY, FL – August 19, 2024 – Zeo Energy Corp. (Nasdaq: ZEO) (“Zeo”, “Zeo Energy”, or the “Company”), a leading Florida-based provider of residential solar and energy efficiency solutions, today reported financial results for the second quarter and six months ended June 30, 2024.

Recent Financial and Operational Highlights

●	Recent launch into next Ohio and Illinois markets have yielded encouraging initial results

●	Appointment of experienced finance and accounting executive Cannon Holbrook as Chief Financial Officer

●	Decline in revenue for residential solar in the quarter to $14.7 million

●	Positive adjusted EBITDA for the second quarter 2024 at $0.7 million driven by flexible operating model and disciplined cost management

Management Commentary

“While the second quarter of 2024 presented well-documented and significant challenges across the solar industry, we believe we have successfully navigated through this turbulent period thanks to our flexible operating model and disciplined expense management,” said Zeo Energy Corp. CEO Tim Bridgewater. “We also believe that our strategic decision to emphasize profitability in the current environment has us positioned to benefit long-term as the market recovers and consolidation opportunities present themselves. Additionally, our recent launch into the Ohio and Illinois markets has been encouraging, and we’ll be looking to build on our initial progress over the coming months as we continue pursuing expansion plans.

“As macroeconomic and industry pressures eventually dissipate, we plan to take advantage of the consolidating and more favorable market environment. We anticipate that this offensive stance will mean reigniting our sales efforts through the return of a significant number of successful sales managers as well as bringing new representatives to the field later this year. Additionally, with the appointment of our new CFO Cannon Holbrook, we believe we have the necessary experience and team resources to pursue strategic M&A opportunities currently available in the market. Put together, we are executing a plan that will we hope will enable us to emerge from this period with a stronger overall position in the residential solar market.”

First Six Months 2024 Financial Results

Results compare the six months ended June 30, 2024 to the six months ended June 30, 2023, unless otherwise indicated.

●	Total revenue was $34.6 million, a 29% decrease from $48.8 million in the comparable 2023 period. The decrease was primarily due to higher interest rates creating a challenging environment for residential solar direct sales in 2024.

●	Gross profit decreased to $6.0 million (17.3% of total revenue) from $8.6 million (17.7% of total revenue) in the comparable 2023 period. The decrease in gross profit was primarily due to the decrease in revenue.

●	Net loss was $3.2 million (9.2% of total revenue) compared to net income of $2.4 million (4.9% of total revenue) in the comparable 2023 period. The decrease was primarily due to stock compensation of $2.9 million in the current period compared to none in the prior period as well as public company required costs and software development costs.

●	Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, decreased to a loss of $0.1 million (0.3% of total revenue) from $3.4 million (6.9% of total revenue) in the comparable 2023 period. The decrease was primarily due to higher interest rates resulting in lower demand and a decrease in sales.

Second Quarter 2024 Financial Results

Results compare the 2024 second quarter ended June 30, 2024 to the 2023 second quarter ended June 30, 2023, unless otherwise indicated.

●	Total revenue was $14.7 million, a 51% decrease from $30.1 million in the comparable 2023 period. This decrease was primarily due to higher interest rates creating a challenging environment for residential solar direct sales in 2024.

●	Gross profit decreased to $4.4 million (29.8% of total revenue) from $5.6 million (18.7% of total revenue) in the comparable 2023 period. The decrease in gross profit was driven in part by the decrease in sales compared to the prior period. The improvement in gross profit as a percentage of revenue was the result of improved operational efficiencies in labor and a reduction in materials cost.

●	Net loss for the quarter was $1.3 million (8.8% of total revenue) compared to net income of $0.8 million (2.7% of total revenue) in the comparable 2023 period. This decrease was primarily due to the decrease in gross profit and a decrease in operating expenses, offset by $2.4 million in stock compensation expense in 2024 compared to none in 2023.

●	Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, decreased to $0.7 million (4.6% of total revenue) from approximately $1.3 million (4.4% of total revenue) in the comparable 2023 period. This decrease was primarily attributable to the decrease in gross profit and a decrease in operating expenses, offset by $2.4 million in stock compensation expense in 2024 compared to none in 2023.

For more information, please visit the Zeo Energy Corp. investor relations website at investors.zeoenergy.com.

About Zeo Energy Corp.

Zeo Energy Corp. is a Florida-based regional provider of residential solar, distributed energy, and energy efficiency solutions. Zeo focuses on high-growth markets with limited competitive saturation. With its differentiated sales approach and vertically integrated offerings, Zeo, through its Sunergy business, serves customers who desire to reduce high energy bills and contribute to a more sustainable future. For more information on Zeo Energy Corp., please visit www.zeoenergy.com.

Non-GAAP Financial Measures

Adjusted EBITDA

Zeo Energy defines Adjusted EBITDA, a non-GAAP financial measure, as net income (loss) before interest and other expenses, net, income tax expense, and depreciation and amortization, as adjusted to exclude stock-based compensation. Zeo utilizes Adjusted EBITDA as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of Zeo’s results of operations to other companies in the industry. Adjusted EBITDA should not be viewed as a substitute for net loss calculated in accordance with GAAP, and other companies may define Adjusted EBITDA differently.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Adjustments to net income
Net income	$(1,289,798)	$797,248	$(3,181,873)	$2,400,187
Interest expense	34,233	23,999	71,287	39,543
Taxes	(61,185)	0	(101,818)	0
Depreciation and amortization	456,841	489,566	919,542	922,165
EBITDA	(859,909)	1,310,813	(2,292,862)	3,361,895
Other Income	(50,821)	7,169	(50,821)	2,169
Change in fair value of warrant liabilities	(828,000)	0	(690,000)	0
Stock compensation expense	2,417,888	0	2,922,722	0
Adjusted EBITDA	$679,158	$1,317,982	$(110,961)	$3,364,064

Adjusted EBITDA Margin

Zeo Energy defines Adjusted EBITDA margin, a non-GAAP financial measure, expressed as a percentage, as the ratio of Adjusted EBITDA to revenue, net. Adjusted EBITDA margin measures net income (loss) before interest and other expenses, net, income tax expense, depreciation and amortization, as adjusted to exclude stock-based compensation and is expressed as a percentage of revenue. In the table above, Adjusted EBITDA is reconciled to the most comparable GAAP measure, net income (loss). Zeo utilizes Adjusted EBITDA margin as an internal performance measure in the management of the Company’s operations because the Company believes the exclusion of these non-cash and non-recurring charges allows for a more relevant comparison of the Company’s results of operations to other companies in Zeo’s industry.

The following table sets forth Zeo’s calculations of Adjusted EBITDA margin for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Total Revenue	$14,711,826	$30,079,365	$34,575,616	$48,810,854
Adjusted EBITDA	$679,158	$1,317,982	$(110,961)	$3,364,064
Adjusted EBITDA margin	4.6%	4.4%	-0.3%	6.9%

Forward-Looking Statements

This news release contains certain forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended, that are based on beliefs and assumptions and on information currently available to the Company. Such statements may include, but are not limited to, statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the future financial performance of the Company; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, the ability to raise additional funds, and plans and objectives of management. These forward-looking statements are based on information available as of the date of this news release, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the outcome of any legal proceedings that may be instituted against the Company or others; (ii) the Company’s success in retaining or recruiting, or changes required in, its officers, key employees, or directors; (iii) the Company’s ability to maintain the listing of its common stock and warrants on Nasdaq; (iv) limited liquidity and trading of the Company’s securities; (v) geopolitical risk and changes in applicable laws or regulations; (vi) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (vii) operational risk; (viii) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on the Company’s resources; and (ix) other risks and uncertainties, including those included under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2023 and in its subsequent periodic reports and other filings with the SEC.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by the Company, its respective directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. The forward-looking statements in this news release represent the views of the Company as of the date of this news release. Subsequent events and developments may cause that view to change. However, while the Company may elect to update these forward-looking statements at some point in the future, there is no current intention to do so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the views of the Company as of any date subsequent to the date of this news release.

Zeo Energy Corp. Contacts

For Investors:

Tom Colton and Greg Bradbury

Gateway Group

ZEO@gateway-grp.com

For Media:

Christina Lockwood and Anna Rutter

Gateway Group

ZEO@gateway-grp.com

-Financial Tables to Follow-

ZEO ENERGY CORP.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

	As of June 30,	As of December 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$5,342,120	$8,022,306
Accounts receivable, including $819,212 and $396,488 from related parties, net of allowance for credit losses of $1,112,580 and $862,580, as of June 30, 2024 and December 31, 2023, respectively	7,207,854	2,905,205
Inventories	436,859	350,353
Prepaid installation costs	865,327	4,915,064
Prepaid expenses and other current assets	4,043,640	40,403
Total current assets	17,895,800	16,233,331
Other assets	235,442	62,140
Property, equipment and other fixed assets, net	2,843,624	2,918,320
Operating lease right of use assets	828,447	1,135,668
Intangibles, net	257,011	771,028
Goodwill	27,010,745	27,010,745
Total assets	$49,071,069	$48,131,232

Liabilities, mezzanine equity and stockholders’ equity
Current liabilities
Accounts payable	$3,389,656	$4,699,855
Accrued expenses and other current liabilities, including $784,527 and $2,415,966 with related parties at June 30, 2024 and December 31, 2023, respectively	3,759,367	4,646,365
Current portion of long-term debt	420,745	404,871
Current operating lease liabilities	384,415	539,599
Contract liabilities, including $9,900 and $1,160,848 with related parties as of June 30, 2024 and December 31, 2023, respectively	279,901	5,223,518
Total current liabilities	8,234,084	15,514,208
Non-current operating lease liabilities	468,796	636,414
Other liabilities	1,500,000	-
Warrant liabilities	828,000	-
Long-term debt	1,175,047	1,389,545
Total liabilities	12,205,927	17,540,167
Commitments and contingencies (Note 14)

Redeemable noncontrolling interests
Convertible preferred units	15,463,555	-
Class B Units	72,519,500	-

Stockholders’ equity
Class V common stock	3,523	3,373
Class A common stock	503	-
Additional paid in capital	2,033,500	31,152,491
Accumulated deficit	(53,155,439)	(564,799)
Total stockholders’ equity	(51,117,913)	30,591,065
Total liabilities, mezzanine equity and stockholders’ equity	$49,071,069	$48,131,232

ZEO ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue, net of financing fees of $1,439,725 and $12,533,767 for the three months ended June 30, 2024 and 2023, respectively and $5,521,083 and $18,784,295 for the six months ended June 30, 2024 and 2023, respectively	$7,714,200	$30,079,365	$18,765,221	$48,810,854
Related party revenue, net of financing fees of $3,127,622 and $0 for the three months ended June 30, 2024 and 2023, respectively and $6,983,841 and $0 for the six months ended June 30, 2024 and 2023, respectively	6,997,626	-	15,810,395	-
Total revenue	14,711,826	30,079,365	34,575,616	48,810,854
Operating costs and expenses:
Cost of goods sold (exclusive of depreciation and amortization shown below)	10,325,979	24,444,491	27,689,680	39,253,706
Depreciation and amortization	456,841	489,566	919,542	922,165
Sales and marketing	215,192	490,875	334,175	1,040,480
General and administrative	5,909,385	3,826,017	9,585,444	5,152,604
Total operating expenses	16,907,397	29,250,949	38,528,841	46,368,955
(Loss) income from operations	(2,195,571)	828,416	(3,953,225)	2,441,899
Other (expenses) income, net:
Other income, net	50,821	(7,169)	50,821	(2,169)
Change in fair value of warrant liabilities	828,000	-	690,000	-
Interest expense	(34,233)	(23,999)	(71,287)	(39,543)
Total other expense, net	844,588	(31,168)	669,534	(41,712)
Net (loss) income before taxes	(1,350,983)	797,248	(3,283,691)	2,400,187
Income tax benefit	61,185	-	101,818	-
Net (loss) income	(1,289,798)	797,248	(3,181,873)	2,400,187
Net (loss) attributable to Sunergy Renewables LLC prior to the Business Combination	-	-	(523,681)	-
Net (loss) income subsequent to the Business Combination	(1,289,798)	-	(2,658,192)	-
Net (loss) income attributable to redeemable non-controlling interests	(1,457,036)	-	(1,581,239)	-
Net (loss) income attributable to Class A common stock	$167,238	$-	$(1,076,953)	$-

Basic and diluted net (loss) income per common unit	$0.03	$-	$(0.36)	$-
Weighted average units outstanding, basic and diluted	5,026,964	-	3,010,654	-

ZEO ENERGY CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash Flows from Operating Activities
Net (loss) income	$(3,181,873)	$2,400,187
Adjustment to reconcile net (loss) income to cash (used in) provided by operating activities
Depreciation and amortization	919,542	922,165
Change in fair value of warrant liabilities	(690,000)	-
Gain on preferred stock forward	-	-
PPP loan forgiveness	-	-
Provision for credit losses	250,000	452,541
Noncash lease expense	307,221	-
Stock based compensation expense	2,922,722	-
Stock issued to vendors	-	-
Changes in operating assets and liabilities:
Accounts receivable	(1,859,808)	(1,834,200)
Accounts receivable due from related parties	(2,692,841)	-
Inventories	(86,506)	34,530
Prepaid installation costs	4,049,737	-
Prepaids and other current assets	(1,459,636)	(992,377)
Other assets	(111,993)	(127,500)
Accounts payable	(2,459,688)	50,288
Accrued expenses and other current liabilities	(829,506)	2,083,766
Accrued expenses and other current liabilities due to related parties	(2,148,960)	-
Due to officers	-	(94,056)
Contract liabilities	(3,889,354)	-
Contract liabilities due to related parties	(1,054,263)	-
Operating lease payments	(322,802)	(1,046,093)
Net cash (used in) provided by operating activities	(12,338,008)	1,849,251

Cash flows from Investing Activities
Purchases of property, equipment and other assets	(330,829)	(784,209)
Net cash used in investing activities	(330,829)	(784,209)

Cash flows from Financing Activities
Proceeds from the issuance of debt	-	745,975
Proceeds from the issuance of convertible preferred stock, net of transaction costs	10,277,275	-
Repayments of debt	(198,624)	(138,347)
Distributions to members	(90,000)	(527,642)
Net cash provided by financing activities	9,988,651	79,986
Net (decrease) increase in cash and cash equivalents	(2,680,186)	1,145,028
Cash and cash equivalents, beginning of period	8,022,306	2,268,306
Cash and cash equivalents, end of the period	$5,342,120	$3,413,334

Supplemental Cash Flow Information
Cash paid for interest	$70,284	$37,851

Non-cash transactions
Transaction costs	$3,269,039	$-
Issuance of Class A common stock to vendors	$2,478,480	$-
Issuance of Class A common stock to backstop investors	$1,569,440	$-
Preferred dividends	$8,224,091	$-